Exhibit 4.2

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Augusta Gold Corp. Entity or Nevada Business Identification Number (NVID): NV20232884285 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) X Certificate to Accompany Restated Articles or Amended and Restated Articles □ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. X Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) c Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) c incorporators c board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued lx Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100% Or No action by stockholders is required, name change only. □ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: 11 Changes to takes the following effect: □ The entity name has been amended. □ Dissolution □ The purpose of the entity has been amended. □ Merger □ The authorized shares have been amended. □ Conversion □ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANT TO NRs 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT TO NRs 78.403) Officer's Statement cPuRsuANT TO NRs 80.030) 4. Effective Date and Time: (Optional) Date: 10/23/2025 Time: 12:01 a.m. PT (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: D The entity name has been amended. 00 The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended. [g] The authorized shares have been amended. [g] The directors, managers or general partners have been amended. D IRS tax language has been added. [g] Articles have been added. [g] Articles have been deleted. D Other. rt le have been am nded as follows: ( ide c number if available) 1 See attachment. 03ttach additional page(s) if necessary) 6. Signature: (Required) X /s/ Marcelo Godoy Signature of Officer or Authorized Signer IAuthorized Signatory Title Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) See attachment. This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Registered Agent Acceptance/Statement of Change (PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of represented entity: Augusta Gold Corp. Entity or Nevada Business Identification Number (NVID): NV20232884285 (for entities currently on file) 2. Registered Agent Acceptance: □ Registered Agent Acceptance 3. Information Being Changed: Statement of Change takes the following effect: (select only one) [ x] Appoints New Agent (complete section 5) □ Update Represented Entity Acting as Registered Agent (complete sections 5) □ Update Registered Agent Name (complete sections 4 & 5) □ Update Registered Agent Address (complete sections 4 & 5) 4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY) Name of Registered Agent OR Title of Office or Position with Entity Nevada Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip Code 5. Newly Appointed Registered Agent or Registered Agent Information After the Change: [yi Commercial Registered I I Noncommercial Registered | 1 Office or Position with Entity (title Led Agent:(name only below) — Agent (name and address below) 11 or position and address below) Cogency Global Inc. Name of Registered Agent OR Title of Office or Position within Entity Nevada Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip Code 6. Electronic Notification: (Optional) Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only: 7. Certificate of Acceptance of Appointment of Registered Agent: (Required) / hereby accept appointment as Registered Agent for the above named Entity. X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 8. Signature of Represented Entity: (Required) x /s/ Marcelo Godoy 10/22/2025 Authorized Signature On Behalf of the E n t i t y Date FEE: $60.00 This form must be accompanied by appropriate fees. Page 1 of 1 Revised: 8/1/2023

ATTACHMENT
TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
AUGUSTA GOLD CORP.

ARTICLE I
NAME

The name of the corporation is Augusta Gold Corp, (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Nevada is 321 W. Winnie Lane, #104, Carson City, NV 89703. The name of the Corporation’s registered agent at such address is Cogency Global Inc.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (“NRS”) Chapter 78 of the State of Nevada, as amended (“NRS Chapter 78”).

ARTICLE IV
AUTHORIZED SHARES

The Corporation shall have the authority to issue 5,000 shares of capital stock, of the par value of $0.001 per share. All shares of capital stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid shares of capital stock of the Corporation shall not be liable to any call and shall be nonassessable.

ARTICLE V
GOVERNING BOARD

The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors (the “Board”). The Board shall consist of one or more directors, the exact the number of the directors which shall be fixed from time to time in the manner provided in the Bylaws of the Corporation (the “Bylaws”).

The names and addresses of the members of the Board of Directors are:

Gillian Doran
6363 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111

Marcelo Godoy
6363 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111

ARTICLE VI
BYLAWS

The Board may make, amend or repeal the Bylaws. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws.

ARTICLE VII
LIMITATION OF LIABILITY

To the full extent permitted by NRS Chapter 78 and any other applicable law currently or hereafter in effect, no director or officer of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a director or officer. No repeal or modification of this Article VII will adversely affect the protection of any director or officer provided hereby in relation to any breach of fiduciary duty or other act or omission as a director or officer occurring prior to the effectiveness of such repeal or modification. If any provision of NRS Chapter 78 is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors and officers will be eliminated or limited to the fullest extent permitted by NRS Chapter 78, as so amended.

ARTICLE VIII
INDEMNIFICATION

(a)          Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or as a manager of a limited liability company (each, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity or any other capacity while serving as such a director, officer, employee, manager or agent, shall be indemnified by the Corporation and to the fullest extent permitted or required by NRS Chapter 78 and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment pennits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”), provided, however, that, except as provided in subsection (d) of Article VIII with respect to Proceedings to enforce rights to indemnification, the Corporation will indemnify any such Indemnitee pursuant to this subsection (a) in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b)          The right to indemnification conferred in subsection (a) of Article VIII will include the right to advancement by the Corporation of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”), provided, however, that, if NRS Chapter 78 so requires, an Advancement of Expenses incurred by an Indemnitee in such person’s capacity as a director or officer (and not in any other capacity in which sendee was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) will be made pursuant to this subsection (b) only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it is ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this subsection (b). An Indemnitee’s right to an Advancement of Expenses pursuant to this subsection (b) is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under subsection (a) of Article VIII with respect to the related Proceeding or the absence of any prior determination to the contrary.

(c)          The rights to indemnification and to the Advancement of Expenses conferred in subsections (a) or (b) of Article VIII are contract rights and such rights will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.

(d)          If a claim under subsections (a) or (b) of Article VIII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to the fullest extent permitted or required by NRS Chapter 78, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment pennits the Corporation to provide broader reimbursements of prosecution or defense expenses than such law permitted the Corporation to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (b) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation will be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in NRS Chapter 78. Neither the failure of the Corporation (including its Board or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in NRS Chapter 78, nor an actual determination by the Corporation (including its Board or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, will be on the Corporation.

(e)          The rights to indemnification and to the Advancement of Expenses conferred in Article VIII will not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in Article VIII will limit or otherwise affect any such other right or the Corporation’s power to confer any such other right.

(f)          The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under NRS Chapter 78.

(g)          The Corporation will not be liable under Article VIII to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

ARTICLE IX
INAPPLICABILITY OF COMBINATIONS WITH INTERESTED STOCKHOLDERS AND ACQUISITION OF CONTROLLING INTEREST STATUTES

At such time, if ever, as the Corporation becomes a “resident domestic corporation” (as defined in NRS Section 78.427), the Corporation expressly elects that it shall not be subject to, or governed by, any of the provisions in NRS Sections 78.411 through 78.444 (Combinations with Interested Stockholders), inclusive, as amended from time to time, or any successor statutes. The Corporation expressly elects that it shall not be subject to, or governed by, any of the provisions in NRS Sections 78.378 through 78.3793 (Acquisition of Controlling Interest), inclusive, as amended from time to time, or any successor statutes.

ARTICLE X
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.